UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55617 (Commission File Number)	46-1722812 (IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2022, SmartStop Self Storage REIT, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan (the “2022 Plan”). The 2022 Plan replaces the Company’s existing Employee and Director Long-Term Incentive Plan, originally adopted in 2013 and as amended to date (the “Prior Plan”).

The material features of the 2022 Plan are:

•
The 2022 Plan is administered by the administrator, which shall initially be the Compensation Committee of the board of directors of the Company (the “Administrator”);
•
The Administrator shall have the power and authority to grant stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, dividend equivalent rights, LTIP Units (as defined in the 2022 Plan), other equity-based awards and cash-based awards consistent with the terms of the 2022 Plan and otherwise administer the 2022 Plan and the awards granted thereunder;
•
The 2022 Plan authorizes the grant of awards to full or part-time employees, non-employee directors and consultants of the Company or any subsidiary as are selected from time to time by the Administrator in its sole discretion;
•
The maximum number of shares of common stock reserved and available for issuance under the 2022 Plan is 10,000,000, subject to adjustments as set forth in the 2022 Plan. Following the effective date of the 2022 Plan, no awards may be granted under the Prior Plan;
•
Shares of common stock underlying awards granted under the 2022 Plan or the Prior Plan that are forfeited, canceled or otherwise terminated (other than by exercise) will be added back to the shares of common stock available for issuance under the 2022 Plan and, with respect to “full-value” awards under the 2022 Plan or the Prior Plan, shares that are held back or otherwise reacquired to cover tax withholding and shares previously reserved for issuance pursuant to such an award to the extent that such shares are not issued and are no longer issuable pursuant to such an award (e.g., in the event that a full-value award that may be settled in cash or by issuance of shares of stock is settled in cash) will be added back to the shares available for issuance under the 2022 Plan;
•
The 2022 Plan contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including but not limited to, recapitalizations, stock splits and mergers, transferability of awards and tax withholding requirements;
•
The 2022 Plan may be amended or terminated by the board of directors at any time, subject to certain limitations requiring stockholder approval or the consent of the grantee; and
•
The term of the 2022 Plan is for ten years from the date of stockholder approval.

A description of the 2022 Plan can be found in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting that was filed with the Securities and Exchange Commission on April 11, 2022 (the “Proxy Statement”) in the section entitled “Proposal 3: Approval of the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan,” which is incorporated herein by reference. This description is qualified in its entirety by reference to the 2022 Plan filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results from the Annual Meeting.

Proposal 1 – Election of Directors

The following five individuals were elected to the Board to serve as directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified:

Director	Votes For	Votes Withheld
H. Michael Schwartz	40,105,672	2,877,737
Paula Mathews	40,152,371	2,831,039
Timothy S. Morris	40,070,783	2,912,626
David J. Mueller	40,079,864	2,903,545
Harold “Skip” Perry	39,989,561	2,993,849

Proposal 2 – Advisory Vote on Executive Compensation

The approval, on a non-binding, advisory basis, of the compensation of the named executive officers was approved by the following vote:

Votes For	Votes Against	Votes Abstained
36,226,734	2,486,453	4,270,223

Proposal 3 – Approval of the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan

The approval of the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan was approved by the following vote:

Votes For	Votes Against	Votes Abstained
37,298,240	1,964,388	3,720,782

Proposal 4 – Ratification of the Appointment of BDO USA, LLP

The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 was ratified by the stockholders by the following vote:

Votes For	Votes Against	Votes Abstained
39,825,637	629,270	2,528,503

* The vote numbers in the tables above are rounded to the nearest share.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, Inc.
Date: June 15, 2022	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer